UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2006

ATMEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2325 Orchard Parkway
San Jose, CA 95131
(Address of principal executive offices, including zip code)
(408) 441-0311
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On November 14, 2006, Atmel Corporation (the “Company”) received an additional staff determination notice from The Nasdaq Stock Market stating that the Company is not in compliance with the continued listing requirements set forth in Nasdaq Marketplace Rule 4310(c)(14), due to the Company’s delay in filing its quarterly report on Form 10-Q for the third quarter ended September 30, 2006. The notice stated that the delay in filing could serve as an additional basis for delisting of the Company’s securities.
As previously disclosed, Nasdaq initially informed the Company on August 14, 2006 that its securities would be delisted due to the Company’s delay in filing its Form 10-Q for the second quarter ended June 30, 2006 unless the Company requested a hearing in accordance with applicable Nasdaq Marketplace Rules. The Company subsequently requested and was granted a hearing before the Nasdaq Listing Qualifications Panel (the “Panel”) on September 26, 2006 to request an extension for continued listing on the Nasdaq Global Select Market. As of November 20, 2006, the Company is awaiting a decision on its extension request. While the Company remains optimistic, there can be no assurance that the Panel will grant a request for continued listing. Shares of the Company’s common stock will continue trading on the Nasdaq pending the Panel’s decision.
As previously announced on July 25, 2006, the Audit Committee of the Company’s Board of Directors initiated an independent investigation regarding the timing of past stock option grants and other potentially related issues. The Audit Committee, with the assistance of independent legal and forensic accounting experts, has reached a preliminary determination that, in connection with the requirements of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB25”), the actual measurement dates for certain stock options differed from the recorded measurement dates for such stock options. Based on the Audit Committee’s preliminary determination, the Company expects that the difference in these measurement dates will result in material non-cash, stock-based compensation expenses. The Company filed a Form 8-K on October 30, 2006 disclosing the decision of the Audit Committee that prior financial statements should no longer be relied upon.
The Audit Committee has not completed its work nor reached final conclusions and is continuing its investigation into the circumstances that gave rise to the differences. The Audit Committee is making every effort to complete its investigation, and the Company will make every effort to file its restated financial statements as soon as practicable after the completion of the investigation.
A copy of the press release relating to this announcement is attached as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated as of November 20, 2006, entitled “Atmel Receives Additional NASDAQ Notice.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atmel Corporation (Registrant)
Date: November 20, 2006	By:	/s/ Robert Avery
Robert Avery
Vice President Finance & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated as of November 20, 2006, entitled “Atmel Receives Additional NASDAQ Notice.”